UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2007

North Pointe Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	00051530	383615047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28819 Franklin Road, Southfield , Michigan		48034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-358-1171

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2007, North Pointe Holdings Corporation (the "Company") and Comerica Bank, as agent ("Comerica"), entered into Amendment No. 2 to the Second Amended and Restated Credit Agreement (the "Credit Agreement"), which further amends the Second Amended Credit Agreement between the parties dated as of June 30, 2006.

The Credit Agreement provides for a revolving line of credit line in the aggregate amount of $35,000,000. The obligations under the Credit Agreement are unconditionally guaranteed by certain of the Company's subsidiaries. Additional terms of the Credit Agreement are discussed in Item 2.03, below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 2, 2007, North Pointe Holdings Corporation completed the purchase of all the outstanding shares of capital stock of the following privately-owned companies, pursuant to a Stock Purchase Agreement dated May 11, 2007: Capital City Holding Company, Inc., a stock property and casualty insurance holding company and South Carolina corporation; Davis-Garvin Holdings, Inc., a South Carolina corporation; Southeastern Claims Excess & Surplus Brokers, Inc., a South Carolina corporation; Southeastern Claims Services, Inc., a South Carolina corporation; Safeco Products, Inc., a South Caroline corporation; and Charter Premium Audits, Inc., a South Carolina corporation. Capital City Holding Company owns Capital City Insurance Company, a South Carolina property and casualty insurance company that specializes in workers compensation and other commercial specialty coverage for the forestry industry and other commercial risks.

The Capital City entities offer property and casualty insurance generally to individuals and small- to medium-sized businesses in the southeastern United States, and perform insurance agency and other ancillary services in connection with the insurance business. For the year ended December 31, 2006, Capital City Insurance Company reported, on an unaudtited basis, approximately $64 million in direct written premiums and over $180 million in total assets.

The purchase price for the Capital City entities was $41 million, subject to a $4 million holdback to cover certain reserve related indemnification claims. The purchase price was comprised of approximately $17 million in cash and $24 million in short-term debt financing, borrowed under the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01 above, on July 2, 2007, the Company entered into the Credit Agreement with Comerica. The Credit Agreement provides for a revolving credit line with a maximum principal amount of $35,000,000.

Borrowings under the Credit Agreement bear interest at a floating rate equal to either (1) a Eurodollar rate equal to a stated margin of 1.25% plus the interest rate certain of Comerica’s lending offices offer on deposits to prime banks in the eurodollar market ("Eurodollar-based Rate"), (2) a prime-based rate based upon the greater of Comerica’s prime rate of interest less a stated margin of 1% or the Federal funds rate plus 1%, or (3) the rate quoted by Comerica Bank with regard to certain swing line advances under the Credit Agreement (the "Quoted Rate"). Interest on Eurodollar-based Rate advances and Quoted Rate advances is payable on the last day of the interest period applicable thereto. Interest on Prime-based Rate advances is payable quarterly in arrears. The full amount borrowed under the Credit Agreement will mature on July 1, 2010.

The Credit Agreement provides that Comerica will issue or commit to issue, subject to the same borrowing base as used for the revolving credit line, standby and commercial letters of credit for the account of the Company in aggregate undrawn amounts of up to $5,000,000. The amount of any outstanding letters of credit issued or committed to be issued by Comerica will reduce, dollar for dollar, the aggregate amount available under the revolving credit line.

The borrowings under the Credit Agreement are required to be used to finance certain permitted acquisitions and to fund working capital needs of the Company. The obligations under the Credit Agreement are unconditionally guaranteed by certain of the Company’s subsidiaries, and are secured by (1) a pledge by the Company of 100% of the issued and outstanding stock of certain subsidiaries of the Company, and (2) a security interest in substantially all of the tangible and intangible assets of certain subsidiaries of the Company.

The Credit Agreement requires that the Company comply with various financial and other covenants, including requirements that it and certain of its subsidiaries maintain an A.M Best rating of no less than "B+", that there shall be no more than four IRIS calculations that result in unusual values at each fiscal year end, and that the Company maintain the following financial ratios for each insurance company subsidiary including the Capity City acquired entities:

• adjusted capital and surplus in excess of 275% of authorized control level risk-based capital as of each fiscal year end; and

• ratio of net premiums written to statutory capital and surplus of not more than 4.0 to 1.0 in the case of North Pointe Casualty Insurance Company and Home Pointe Insurance Company, 2.5 to 1.0 in the case of North Pointe Insurance Company; and 3.0 to 1.0 in the case of Capital City Insurance Company.

• and a ratio of gross premiums written to statutory surplus of not more than 10.0 to 1.0 in the case of North Pointe Casualty Insurance Company and Home Pointe Insurance Company, 3.0 to 1.0 in the case of North Pointe Insurance Company and 3.0 to 1.0 in the case of Capital City Insurance Company.

The Credit Agreement contains negative covenants restricting the Company’s ability to, among other things, enter into a merger or consolidation, sell, lease or otherwise dispose of its assets, acquire the stock or assets of another entity or declare or pay any dividends, guaranty the obligations of a third party, incur indebtedness, and make certain investments. In addition, the Credit Agreement contains customary events of default, including, but not limited to, non-payment of amounts due, breach of representations, warranties or covenants under the Credit Agreement or the documents pertaining thereto, cross-default provisions relating to other debt obligations, certain changes in control or other certain material adverse changes. Upon the occurrence of an event of default, the amounts due outstanding under the Credit Agreement may be accelerated and may become immediately due and payable.

Item 7.01 Regulation FD Disclosure.

On July 3, 2007, North Pointe Holdings Corporation issued a press release announcing the completion of the Capital City acquisition. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K. The information furnished pursuant to this Item 7.01, including the exhibit, shall not be deemed incorporated by reference into any North Pointe Holdings Corporation's filings with the SEC under Securitiers Act of 1933, except as shall be expressly set forth by specific reference in any such filing, and shall not be deemed to be "filed" with the SEC under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. Financial Statements required by this item will be filed by amendment within 71 calendar days after the date of this report.

(b) Pro Forma Financial Information. Pro forma financial information required by this item will be filed by amendment within 71 calendar days after the date of this report.

(c). Exhibits.

Exhibit 99.1 - Press Release dated July 3, 2007.

Forward-Looking Statements:

This Form 8-K may contain forward-looking statements, which are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K should be read in conjunction with the “Note on Forward-Looking Statements” section in Item 7 of North Pointe Holdings Corporation’s 2006 Form 10-K (which section is incorporated by reference herein) and in conjunction with other SEC reports filed by the Company that disclose other factors that may cause the Company’s actual results to differ materially. North Pointe Holdings Corporation expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

North Pointe Holdings Corporation

July 9, 2007	By:	James G. Petcoff

Name: James G. Petcoff
Title: Chairman / Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by North Pointe Holdings Corporation dated July 3, 2007